UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2013

TREX COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14649	54-1910453
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

160 Exeter Drive Winchester, Virginia	22603-8605
(Address of principal executive offices)	(Zip Code)

(540) 542-6300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on May 1, 2013. Only holders of the Company’s common stock at the close of business on March 4, 2013 (the “Record Date”) were entitled to vote at the Annual Meeting. As of the Record Date, there were 17,185,408 shares of common stock entitled to vote. A total of 15,771,397 shares of common stock (91.77%), constituting a quorum, were represented in person or by valid proxies at the Annual Meeting.

The stockholders voted on four proposals at the Annual Meeting. The proposals are described in detail in the Company’s definitive proxy statement dated March 22, 2013. The final results for the votes regarding each proposal are set forth below.

Proposal 1: The Company’s stockholders elected three directors to the Board to serve for a three year term until the 2016 annual meeting of stockholders. The votes regarding this proposal were as follows:

	For	Withhold	Broker Non-Votes

Paul A. Brunner	13,773,151	634,984	1,363,262

Michael F. Golden	13,780,312	627,823	1,363,262

Richard E. Posey	12,894,786	1,513,349	1,363,262

Proposal 2: The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s executive officers named in the Company’s definitive proxy statement dated March 22, 2013. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes

13,696,982	527,855	183,298	1,363,262

Proposal 3: The Company’s stockholders approved the material terms for performance-based equity awards under the Trex Company, Inc. 2005 Stock Incentive Plan to qualify such awards as performance-based compensation under Section 162(m) of the Internal Revenue Code. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes

12,507,154	1,779,763	121,218	1,363,262

Proposal 4: The Company’s stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered accounting firm for the fiscal year ended December 31, 2013. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes

15,025,191	628,422	117,784	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREX COMPANY, INC.

Date: May 2, 2013	/s/ Ronald W. Kaplan

Ronald W. Kaplan
Chairman, President and Chief Executive Officer
(Duly Authorized Officer)